Certification of Chief Executive Officer and Chief Financial Officer of

Axiologix Education Corporation Pursuant to 18 U.S.C. 1350

I, John P. Daglis, certify that:

In connection with the Annual Report on Form 10-K of Axiologix Education Corporation (the “Company”) for the year ended May 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Daglis, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

            Date:  October 13, 2011                                               /s/ John P. Daglis

                                                                                                John P. Daglis

                                                                                                Chief Executive Officer and

Chief Financial Officer